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                                                             EXHIBIT 23

              CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the inclusion in the Royal Oak Mines Inc. Form 10-K and previously filed Form S-8 Registration Statements No. 33-89202 and
No. 333-06186 of our audit report dated April 6, 1998 to the shareholders of Royal Oak Mines Inc. on the consolidated balance sheets as at December 31, 1997 and 1996, and the consolidated statements of income (loss), retained earnings (deficit) and cash flow for the years ended December 31, 1997, 1996 and 1995.


Vancouver, B.C.                                         Arthur Andersen & Co.
April 15, 1998                                          Chartered Accountants